Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Universal Heights, Inc. on Form S-8 of our report dated April 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Universal Heights, Inc. for the year ended December 31, 1998.






/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Miami, Florida

May 7, 1999